EXHIBIT 99.3


                                     PROXY

                        SPECIAL MEETING OF SHAREHOLDERS
                            OF SBT BANKSHARES, INC.

                               _____________, 1998


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS



      The undersigned hereby appoints John G. Jackson and ______________, either one acting alone, with full power of substitution in each, as proxy[ies] on behalf of the undersigned to vote as designated below on behalf of the undersigned as a holder of the Common Stock of SBT Bankshares, Inc. ("Company Common Stock") all shares of Company Common Stock that the undersigned held of record on May ___, 1998, which the undersigned is entitled to vote, at the special meeting of shareholders of SBT Bankshares, Inc. (the "Company") to be held on __________________, 1998, or at any postponement or adjournment thereof, for the purpose of considering and acting on the proposal to approve the Agreement and Plan of Reorganization dated December 19, 1997, among the Company, State Bank and Trust of Colorado Springs (the "Bank"), Zions Bancorporation ("Zions"), Val Cor Bancorporation, Inc. ("Val Cor"), a subsidiary of Zions, and Valley National Bank of Cortez, which has since merged into a wholly-owned subsidiary of Val Cor named Bank Colorado, National Association ("Bank Colorado"), and an Agreement of Merger between the Company and Val Cor (the "Plan of Reorganization"), whereby the Company will merge into Val Cor, with Val Cor being the surviving corporation (the "Reorganization"). The terms and conditions of the Plan of Reorganization are set forth in the accompanying Proxy Statement/Prospectus. Approval of the Plan of Reorganization requires the affirmative vote of eighty percent of the outstanding shares of the Company Common Stock.

The Directors recommend a vote FOR Proposal 1.

      1.    Approval of the Plan of Reorganization and the Reorganization.

            [  ] FOR    [  ] AGAINST      [  ] ABSTAIN

      2. The Proxy, in his discretion, is authorized to vote on such other business as may properly come before the meeting.


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      When properly completed, this proxy will be voted in the manner directed herein by the undersigned. If no direction is given, this proxy will be voted FOR the approval of the Plan of Reorganization and the Reorganization.

                        (Each person whose name is on the Company Common Stock certificate should sign below in the same manner in which such person's name appears. If signing as a fiduciary, give title.)



                                            ---------------------------
                                            Signature



                                            ---------------------------
                                            Printed Name


                                            Dated:
                                                  ---------------------
                                                  Please date, sign,
                                                  and return promptly


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